CONSULTING AGREEMENT
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      This Consulting Agreement is made this 31st day of January, 2003, by
Franklin Electric Co., Inc. ("Franklin") and William H. Lawson ("Consultant"). Services will begin on March 1, 2003 and continue until February 7, 2007.

      1. SERVICES. Consultant agrees to provide up to 500 hours of consulting services per annum as and if requested by the Chief Executive Officer and Chairman of the Board of Franklin respecting the general operations of Franklin, both domestic and international, acquisitions and business strategy. Services will be scheduled on a mutually acceptable basis. Consultant shall exercise a reasonable degree of skill and care in performing the consulting services under this Agreement.

      2. FEES. In return for services provided by Consultant, Franklin agrees to pay to Consultant a retainer, paid on a calendar month basis, in arrears as follows:

March 1, 2003 until February 7, 2004, $28,333/month ($340,000 annual rate) February 8, 2003 until February 7, 2007, $21,250/month ($255,000 annual rate)

Daily rates will be determined on the basis of a thirty day month. Compensation rates are subject to increase (but in no case decrease), at the discretion of the Chief Executive Officer, based on compensation increases for similarly situated consultants.

Further, Consultant will be eligible to receive an annual performance bonus. The performance bonus will be a percent of the annual retainer, calculated using the Franklin Executive Officer Performance Bonus Plan formula. The Consultant will receive the same percentage bonus earned as if the Consultant were an executive officer of Franklin during the term of this Agreement.

      3. RELATIONSHIP OF PARTIES. Consultant is an independent contractor and not an agent or employee of Franklin. Franklin shall have no right to control Consultant's methods or means for providing the services designated in this Agreement.

      4. INSURANCE, FRINGE BENEFITS AND TAXES. Consultant is not covered by nor eligible for any of Franklin's insurance coverages or programs, employee benefit programs or any other fringe benefits provided to any of Franklin's directors, officers, agents, or employees. This Agreement in no way nullifies or changes the insurance and fringe benefits the consultant may have earned with Franklin for his employment years. As an independent contractor, Consultant will be responsible for obtaining and paying for his or her own insurance coverage and for reporting and paying all federal, state and local taxes. Franklin will not withhold any taxes from fees paid to Consultant. At year end, Franklin will issue an IRS Form 1099 to include consulting fees plus all expenses paid on Consultant's behalf.

      5. EXPENSES. Consultant may incur expenses in connection with providing the services. Consultant shall be responsible for paying all such expenses except that Franklin agrees to reimburse Consultant for the following expenses: Reasonable travel and related business expenses upon receipt of appropriate documentation.

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      6.    CONFIDENTIALITY.  All information provided to Consultant Franklin or obtained by Consultant from Franklin shall be held in confidence and shall not be disclosed by Consultant to any third party. Consultant shall not use any of the confidential information for any purpose other than to provide the consulting services to Franklin. All confidential information, including all copies or other reproductions made by Consultant, shall be deemed the property of Franklin and shall be returned to Franklin.

      7. INVENTIONS AND INFORMATION. All inventions and information developed in connection with Consultant's services shall be the property of Franklin. Consultant shall execute any documents (including patent applications or the assignments thereof) necessary to vest in Franklin the full title and interest in all information, inventions and improvements developed.

      8. COVENANT NOT TO COMPETE. During the term of this Agreement, Consultant shall not, by himself or in connection with any entity, directly or indirectly, undertake, carry on, participate in or have any financial interest in, or in any manner advise or assist any person or entity in, any business which competes with Franklin.

      9.    TERMINATION.  This Agreement expires on February 7, 2007.

      10. MISCELLANEOUS. This Agreement constitutes the entire Agreement between the parties and it shall be governed by and enforced in accordance with the laws of the State of Indiana. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Agreement.

Franklin shall defend Consultant against all claims and proceedings and shall hold Consultant harmless from all liabilities and losses arising from anything done or any recommendations made under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate on the date first written above.

Franklin Electric Co., Inc.            Consultant

By /s/ R. SCOTT TRUMBULL                /s/ WILLIAM H. LAWSON
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                                       (signature)
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(printed name and title)               (printed name)
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                                       (address)
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                                       (social security number)